SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement.
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)).
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12.

--------------------------------------------------------------------------------

                            KEYNOTE SYSTEMS, INC.
               (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

                  BARINGTON COMPANIES EQUITY PARTNERS, L.P.,
           JEWELCOR MANAGEMENT, INC., RCG AMBROSE MASTER FUND, LTD.
                           and RAMIUS SECURITIES, LLC
   (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
--------------------------------------------------------------------------------


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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:



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(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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      On March 12, 2003, Keynote Systems, Inc. and Barington Companies Equity
Partners, L.P. issued a joint press release announcing, among other things, a resolution of contested issues between the parties and the withdrawal by Barington Companies Equity Partners, L.P. of its proxy solicitation. A copy of the press release follows.

Keynote to Make Self Tender Offer to Purchase up to 7.5 Million Shares at $9.50 Per Share

Keynote Reaches Agreement with Stockholders to End Potential Proxy Fight

SAN MATEO, Calif.--(BUSINESS WIRE)--March 12, 2003--Keynote Systems, Inc. (Nasdaq:KEYN - News), today announced that it will commence an issuer tender offer in the near future, currently anticipated to be on or about March 24, 2003, for 7.5 million shares, or approximately 32.6% of its outstanding common stock as of January 31, 2003, at a purchase price of $9.50 per share in cash. In the quarter ended December 31, 2002, Keynote repurchased approximately 4.3 million shares at a purchase price of $8.00 per share pursuant to a Dutch auction tender offer. As of December 31, 2002, Keynote had total cash, cash equivalents and short-term investments of approximately $203.4 million.

The offer will afford tendering stockholders liquidity for some or all of their shares and will permit them to have their shares repurchased at a 7.0% premium over the closing price per share of $8.88 on March 11, 2003, the last full trading day before the date of this announcement. Stockholders who elect not to tender their shares in the offer will increase their relative percentage ownership in Keynote following completion of the offer. Keynote has been informed that none of its executive officers or directors, who beneficially owned approximately 15.9% of Keynote outstanding common stock as of January 31, 2003, intend to tender any shares in the offer.

Keynote and the stockholder group led by Barington Companies Equity Partners, L.P. jointly announced that they had reached an agreement to resolve a potential proxy fight by the Barington Companies group to replace Keynote's board with its proposed slate of directors at Keynote's 2003 Annual Meeting of Stockholders to be held on March 25, 2003. Barington has agreed to withdraw its preliminary proxy statement and its proposed slate of directors.

Keynote also announced that it will form an independent nominating committee of the Board of Directors, which will conduct a search as soon as practicable for an additional outside director to join the Board of Directors. Keynote agreed that it will consult with the Barington Companies group and its other major stockholders with respect to the selection of the additional independent member.

Keynote has mailed its definitive proxy materials, dated February 27, 2003, the record date for the 2003 Annual Meeting, to its stockholders. Keynote's Board recommends that its stockholders vote FOR the re-election of Keynote's current Board of Directors, the ratification of the Board's selection of KPMG LLP as Keynote's accountants for fiscal 2003 and the approval of amendments to its Equity Incentive Plan and Employee Stock Purchase Plan, including the elimination of the so-called "evergreen" features, which automatically increase the number of shares reserved for issuance under these plans. Approval of these amendments will reduce the



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potential dilution experienced by its stockholders as any future increases under these plans must be approved by stockholders.

THIS PRESS RELEASE CONSTITUTES NEITHER AN OFFER TO BUY NOR THE SOLICITATION OF AN OFFER TO SELL SHARES. THE SOLICITATION AND THE OFFER TO BUY KEYNOTE'S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT KEYNOTE WILL BEGIN MAILING TO ITS STOCKHOLDERS ON OR ABOUT MARCH 24, 2003. STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING VARIOUS TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS WILL BE ABLE TO OBTAIN FOR FREE THE OFFER TO PURCHASE AND OTHER FILED DOCUMENTS AT THE SEC'S WEBSITE AT WWW.SEC.GOV. ONCE AVAILABLE, THESE DOCUMENTS MAY ALSO BE OBTAINED FOR FREE IN THE INVESTORS SECTION OF KEYNOTE'S WEBSITE AT WWW.KEYNOTE.COM OR BY CALLING MACKENZIE PARTNERS, INC.
About Keynote

Keynote Systems, Inc. (Nasdaq: KEYN - News), The Internet Performance Authority(R), is the global leader in Internet performance management and testing services that improve the quality of e-business. Keynote's services enable corporate enterprises to benchmark, diagnose, test and manage their e-business systems both inside and outside the firewall. Approximately 2,300 corporate IT departments and 16,000 individual subscribers rely on the Company's easy-to-use and cost-effective services to optimize revenue and reduce downtime costs without requiring additional complex and costly software implementations.

Keynote Systems, Inc. was founded in 1995 and is headquartered in San Mateo, California. The company can be reached at www.keynote.com or by phone in the U.S. at 650/403-2400.

About Barington

Barington Companies Equity Partners, L.P. is a New York-based investment firm that invests in, and seeks to be actively involved with, undervalued companies in various industries.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual outcomes could differ materially from the Company's current expectations. Forward-looking statements in this release include, but are not limited to, statements regarding the timing of Keynote's proposed issuer tender offer. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Factors that could cause actual outcomes to differ materially include risks and uncertainties such as overall market conditions or the outbreak of war or other crises. All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date


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of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Keynote is a registered trademark of Keynote Systems, Inc.



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